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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934
                                  -----------

                                 Date of Report
                (Date of earliest event reported): July 26, 2001

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                               STEELCLOUD COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

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

    Commonwealth of Virginia                   5060                              54-1890464
(State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer Identification Number)
         Incorporation              Classification Code Number)
        or Organization)

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         1306 Squire Court, Sterling Virginia 20166 Tel. (703) 450-0400
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                  -----------

                                Thomas P. Dunne
                            Chief Executive Officer
                               SteelCloud Company
                               1306 Squire Court
                            Sterling, Virginia 20166
                                 (703) 450-0400
                (Name, Address Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)

                                  -----------




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Item 5.  Other Events

(a) On July 26, 2001, SteelCloud executed a redemption agreement with its Preferred Shareholders whereby the Company agreed to redeem all of its outstanding Series A Convertible Preferred Stock for $2.5 million. On August 2, 2001, the Company completed the transaction by delivering $2.5 million to its Preferred Shareholders in exchange for the preferred stock. Under the terms of the agreement, the Preferred Shareholders retained approximately 247,000 warrants previously issued. As a result of this redemption, no preferred shares are outstanding. The Company will recognize a gain on the redemption in its fourth quarter ending October 31, 2001.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      None

(b)      None

(c)      None


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-k to be signed on its behalf by the undersigned thereunto duly authorized.



Date:         August 8, 2001


                                    STEELCLOUD COMPANY


                                    By:    /s/  Thomas P. Dunne
                                    ------------------------------
                                    Thomas P. Dunne,
                                    Chief Executive Officer


                                    By:    /s/  Kevin M. Murphy
                                    -------------------------------
                                    Kevin M. Murphy,
                                    Vice President Finance